Exhibit 99.1

Capital Senior Living Corporation

For Immediate Release	Contact:	Ralph A. Beattie 972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS THIRD QUARTER 2010 RESULTS
DALLAS — (BUSINESS WIRE) —November 3, 2010 — Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the third quarter of 2010. Company highlights for the third quarter include:
Highlights
•	Adjusted Cash From Facility Operations (“CFFO”) increased 69 percent to $5.6 million, or $0.21 per share, in the third quarter of 2010 versus $3.3 million, or $0.13 per share, for the third quarter of 2009.

•	Revenue increased from the third quarter of 2009 by 11 percent to $53.6 million.

•	Consolidated average occupancy was 84.7 percent in the third quarter of 2010, a 90 basis point increase from the second quarter of 2010 and an 80 basis point increase from the third quarter of 2009.

•	Adjusted EBITDAR improved over the third quarter of 2009 by $2.3 million, or 16 percent, to $16.7 million. EBITDAR margin improved to 31.1 percent from 29.8 percent.

•	In September, the Company added 12 high-quality leased assisted living communities to its portfolio, expanding total resident capacity by 764 seniors and the Company’s assisted living capacity from 26 percent to 32 percent of total capacity.

“We are pleased to report an increase in occupancy, an increase in our resident capacity, and an increase in our mix to higher levels of care during the third quarter,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “We received only a small benefit from completing the Signature transaction in the month of September, but when these results are fully reflected along with the two transactions completed in the second quarter, annual revenues will have grown by $52 million, EBITDAR by over $22 million, and CFFO by over $3 million, or $0.12 per share. We remain encouraged by the fact that new supply of senior housing communities is practically non-existent as needs-driven demand continues to grow.”
Significant Transactions
In September, the Company completed the acquisition from Signature Assisted Living of Texas, LLC (“Signature”) of 12 communities leased from Health Care REIT, Inc. (NYSE: HCN). The 12 leased communities are high-quality purpose-built assisted living and memory care facilities located in Texas. The communities average less than three years of age and are currently 92 percent occupied.
Annualizing the 12 assisted living communities’ revenues yields approximately $31.1 million, with EBITDAR of approximately $14.2 million, net of incremental general and administrative expenses. EBITDAR is expected to exceed the annual cash payment due HCN by approximately $5.3 million, and the transaction is expected to increase the Company’s CFFO by approximately $2.8 million, or $0.10 per share.
Financial Results
For the third quarter of 2010, the Company reported revenue of $53.6 million, compared to revenue of $48.1 million in the third quarter of 2009. Resident and healthcare revenue increased from the third quarter of the prior year by approximately $7.7 million, largely as a result of converting eight communities previously owned in joint ventures to leased communities and the addition of 12 new leased communities late in the quarter. The number of consolidated communities increased from 50 in the third quarter of 2009 to 70 in the third quarter of 2010.
Average monthly rent was $2,652 per occupied unit in the third quarter of 2010, an increase of $106, or 4.2 percent, over the third quarter of 2009. Financial occupancy of the consolidated portfolio averaged 84.7 percent in the third quarter of 2010, 80 basis points higher than the third quarter of 2009 and 90 basis points higher than the second quarter of 2010. Excluding three communities with units being converted to higher levels of care, financial occupancy of the consolidated portfolio averaged 86.4 percent.
For the first nine months of 2010, the Company produced revenue of $152.0 million, compared to revenue of $143.3 million in the first nine months of 2009. Resident and healthcare revenue increased $12.3 million from the first nine months of the prior year.
CAPITAL/Page 2

Revenue under management was $58.7 million in the third quarter of 2010 compared to $55.7 million in the third quarter of 2009. Revenue under management includes revenue generated by the Company’s consolidated communities, communities owned in joint ventures and communities owned by third parties that are managed by the Company. Communities under management increased by 12 with the completion of the Signature transaction.
Operating expenses for the third quarter of 2010 were $31.2 million, an increase of $4.5 million from the third quarter of 2009, primarily due to 20 additional communities now being consolidated. In addition, a particularly hot summer resulted in a nine percent increase in utility costs. As a percentage of resident and healthcare revenue, operating expenses were 61.9 percent in the third quarter of 2010 compared to 62.4 percent in the third quarter of 2009, an improvement of 50 basis points, despite the increased costs.
General and administrative expenses of $3.2 million were approximately $0.8 million higher than the third quarter of 2009. The third quarter of the prior year reflected an unusually low level of expenses. The Company is self-insured for the costs of employee and dependent medical benefits and purchases stop-loss protection on an individual and aggregate basis. This self-insurance program reduces the Company’s health insurance costs. Health care costs in the third quarter of 2010 exceeded the third quarter of 2009 by approximately $0.6 million but are roughly equal on a year-to-date basis. General and administrative expenses as a percentage of revenues under management were 5.3 percent.
Adjusted EBITDAR for the third quarter of 2010 was approximately $16.7 million, an increase of $2.3 million or 16 percent from the third quarter of 2009. Adjusted EBITDAR margin was 31.1 percent for the period, an improvement of 1.3 percentage points from the third quarter of 2009. Adjusted EBITDAR for the first nine months of 2010 was $47.7 million, compared to $42.7 million for the first nine months of 2009. Adjusted EBITDAR margin for the first nine months of 2010 was 31.4 percent compared to 29.8 percent for the first nine months of 2009.
Net income was $0.5 million, or $0.02 per share, in the third quarter of 2010, versus $0.8 million, or $0.03 per share, in the third quarter of 2009. Excluding costs related to and amortization of resident leases acquired in recently-completed lease transactions, net income for the third quarter of 2010 was $0.7 million, or $0.03 per share. Net income for the third quarter was significantly impacted by non-controllable expenses related to additional medical benefit claims paid and higher utility costs at our consolidated communities. The Company earned adjusted net income of $2.7 million or $0.10 per diluted share in the first nine months of 2010, compared to adjusted net income of $2.0 million or $0.08 per diluted share in the first nine months of 2009.
Adjusted CFFO was $5.6 million or $0.21 per diluted share in the third quarter of 2010, versus $3.3 million or $0.13 per diluted share in the third quarter of 2009. Adjusted CFFO was $14.1 million or $0.53 per diluted share in the first nine months of 2010, compared to $10.9 million or $0.42 per diluted share in the first nine months of 2009. Over $2.0 million of third quarter CFFO was attributable to the Company amending prior year tax returns to recover refunds of taxes paid.
CAPITAL/Page 3

Operating Activities
At communities under management, excluding three communities undergoing conversions, same-store revenue increased 1.0 percent versus the third quarter of 2009 as a result of a 1.5 percent increase in average monthly rent. Same-community expenses increased 1.0 percent and net income increased 1.3 percent from the comparable period of the prior year.
Capital expenditures for the quarter were approximately $2.3 million, representing $1.6 million of investment spending and $0.7 million of recurring capital expenditures. If annualized, spending for recurring capital expenditures equaled approximately $400 per unit.
Balance Sheet
The Company ended the quarter with $39.4 million of cash and cash equivalents, including restricted cash. On a year-to-year basis, cash has increased by $8.2 million while debt has been reduced by $5.6 million.
As of September 30, 2010, the Company financed its 25 owned communities with 24 mortgages totaling $174.9 million at fixed interest rates averaging 6.0 percent. The Company has no mortgage maturities prior to the third quarter of 2015.
Q3 2010 Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s third quarter 2010 financial results. The call will be held on Thursday, November 4, 2010 at 11:00 a.m. Eastern Time. The Company’s earnings release announcing third quarter 2010 financial results is scheduled to be released to news services the evening of Wednesday, November 3, 2010.
The call-in number is 913-312-0949, confirmation code 5349994. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 4, 2010 at 2:00 p.m. Eastern Time, until November 13, 2010 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 5349994. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.
CAPITAL/Page 4

About the Company
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. The Company currently operates 77 senior living communities in 23 states with an aggregate capacity of approximately 11,000 residents.
Safe Harbor
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted EBITDAR margin, Adjusted CFFO, Adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.
CAPITAL/Page 5

CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,055	$28,972
Restricted cash	6,327	2,167
Accounts receivable, net	4,029	3,340
Accounts receivable from affiliates	346	424
Federal and state income taxes receivable	3,242	1,493
Deferred taxes	1,147	1,208
Assets held for sale	354	354
Property tax and insurance deposits	10,128	8,632
Prepaid expenses and other	3,830	4,010

Total current assets	62,458	50,600
Property and equipment, net	296,561	300,678
Deferred taxes	4,262	7,781
Investments in joint ventures	2,611	6,536
Other assets, net	18,900	14,908

Total assets	$384,792	$380,503

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,528	$2,037
Accounts payable to affiliates	2	—
Accrued expenses	17,521	12,287
Current portion of notes payable	6,564	9,347
Current portion of deferred income	7,197	6,838
Current portion of capital lease obligations	141	—
Customer deposits	1,388	1,295

Total current liabilities	34,341	31,804
Deferred income	15,340	16,747
Capital lease obligations, net of current portion	99	—
Other long-term liabilities	1,992	—
Notes payable, net of current portion	171,041	173,822
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 27,080 and 26,945 in 2010 and 2009, respectively	274	273
Additional paid-in capital	132,760	131,576
Retained earnings	29,879	27,215
Treasury stock, at cost — 350 shares	(934)	(934)

Total shareholders’ equity	161,979	158,130

Total liabilities and shareholders’ equity	$384,792	$380,503

See accompanying notes to consolidated financial statements.
CAPITAL/Page 6

CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Resident and health care revenue	$50,451	$42,801	$140,253	$127,950
Unaffiliated management services revenue	18	18	54	54
Affiliated management services revenue	418	692	1,625	1,992
Community reimbursement revenue	2,713	4,603	10,089	13,298

Total revenues	53,600	48,114	152,021	143,294
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	31,209	26,718	85,904	78,707
General and administrative expenses	3,246	2,456	9,001	8,820
Facility lease expense	8,910	6,502	23,217	19,441
Stock-based compensation expense	226	282	783	902
Depreciation and amortization	3,536	3,334	10,487	9,862
Community reimbursement expense	2,713	4,603	10,089	13,298

Total expenses	49,840	43,895	139,481	131,030

Income from operations	3,760	4,219	12,540	12,264
Other income (expense):
Interest income	13	18	32	56
Interest expense	(2,815)	(2,967)	(8,440)	(8,871)
Gain on settlement of debt	—	—	684	—
Other income	(9)	(14)	8	59

Income before provision for income taxes	949	1,256	4,824	3,508
Provision for income taxes	(468)	(506)	(2,160)	(1,509)

Net income	$481	$750	$2,664	$1,999

Per share data:
Basic net income per share	$0.02	$0.03	$0.10	$0.07

Diluted net income per share	$0.02	$0.03	$0.10	$0.07

Weighted average shares outstanding — basic	26,607	26,222	26,574	26,251

Weighted average shares outstanding — diluted	26,703	26,351	26,671	26,339

CAPITAL/Page 7

CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2010	2009
Operating Activities
Net income	$2,664	$1,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,487	9,851
Amortization	—	11
Amortization of deferred financing charges	248	253
Amortization of deferred lease costs, net	422	277
Deferred income	(2,232)	(2,174)
Deferred income taxes	3,580	1,133
Equity in the earnings of unconsolidated joint ventures	(8)	(59)
Gain on settlement of debt	(684)	—
Provision for bad debts	139	257
Stock based compensation expense	783	902
Changes in operating assets and liabilities:
Accounts receivable	(828)	(897)
Accounts receivable from affiliates	78	631
Property tax and insurance deposits	(1,653)	742
Prepaid expenses and other	135	2,532
Other assets	(2,719)	(489)
Accounts payable	(507)	(61)
Accrued expenses	5,234	(129)
Federal and state income taxes receivable	(1,749)	1,899
Customer deposits	93	(206)

Net cash provided by operating activities	13,483	16,472
Investing Activities
Capital expenditures	(6,370)	(6,343)
Acquisition of Signature Transaction	(2,000)	—
Distributions from joint ventures	5,117	606

Net cash used in investing activities	(3,253)	(5,737)
Financing Activities
Increase in restricted cash	(4,160)	(2,165)
Proceeds from notes payable	3,591	1,459
Lease incentive from Signature Transaction	2,000	—
Repayments of notes payable	(8,220)	(6,563)
Increase in capital lease obligations	240	—
Cash proceeds from the issuance of common stock	350	5
Excess tax benefits on stock options exercised	52	—
Purchases of treasury stock	—	(934)

Net cash used in financing activities	(6,147)	(8,198)

Increase in cash and cash equivalents	4,083	2,537
Cash and cash equivalents at beginning of period	28,972	25,880

Cash and cash equivalents at end of period	$33,055	$28,417

Supplemental Disclosures
Cash paid during the period for:
Interest	$8,261	$8,639

Income taxes	$1,094	$459

CAPITAL/Page 8

Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q3 10	Q3 09	Q3 10	Q3 09	Q3 10	Q3 09
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	4,058	4,058	3,503	3,503
Leased	45	25	5,395	3,892	4,374	3,104
Joint Venture communities (equity method)	7	15	1,347	2,086	1,061	1,654
Third party communities managed	1	1	148	148	115	115

Total	78	66	10,948	10,184	9,053	8,376

Independent living			6,784	6,784	5,695	5,695
Assisted living			3,449	2,685	2,740	2,063
Continuing Care Retirement Communities			715	715	618	618

			10,948	10,184	9,053	8,376
Total

II. Percentage of Operating Portfolio
Consolidated communities
Owned	32.1%	37.9%	37.1%	39.8%	38.7%	41.8%
Leased	57.7%	37.9%	49.3%	38.2%	48.3%	37.1%
Joint venture communities (equity method)	9.0%	22.7%	12.3%	20.5%	11.7%	19.7%
Third party communities managed	1.3%	1.5%	1.4%	1.5%	1.3%	1.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			62.0%	66.6%	62.9%	68.0%
Assisted living			31.5%	26.4%	30.3%	24.6%
Continuing Care Retirement Communities			6.5%	7.0%	6.8%	7.4%

Total			100.0%	100.0%	100.0%	100.0%
CAPITAL/Page 9

Capital Senior Living Corporation
Supplemental Information

Selected Operating Results	Q3 10	Q3 09
I. Owned communities
Number of communities	25	25
Resident capacity	4,058	4,058
Unit capacity	3,503	3,503
Financial occupancy (1)	84.0%	85.8%
Revenue (in millions)	20.3	20.7
Operating expenses (in millions) (2)	11.7	11.5
Operating margin	42%	44%
Average monthly rent	2,309	2,299
II. Leased communities
Number of communities	45	25
Resident capacity	5,395	3,892
Unit capacity	4,374	3,104
Financial occupancy (1)	85.3%	81.7%
Revenue (in millions)	30.0	22.2
Operating expenses (in millions) (2)	16.4	12.3
Operating margin	45%	45%
Average monthly rent	2,948	2,830
III. Consolidated communities
Number of communities	70	50
Resident capacity	9,453	7,950
Unit capacity	7,877	6,607
Financial occupancy (1)	84.7%	83.9%
Revenue (in millions)	50.3	42.9
Operating expenses (in millions) (2)	28.1	23.8
Operating margin	44%	45%
Average monthly rent	2,652	2,546
IV. Communities under management
Number of communities	78	66
Resident capacity	10,948	10,184
Unit capacity	9,053	8,376
Financial occupancy (1)	82.1%	80.7%
Revenue (in millions)	58.7	55.7
Operating expenses (in millions) (2)	32.5	30.6
Operating margin	45%	45%
Average monthly rent	2,758	2,720
V. Same Store communities under management (excluding 3 communities with conversions)
Number of communities	60	60
Resident capacity	9,103	9,103
Unit capacity	7,519	7,519
Financial occupancy (1)	85.0%	85.3%
Revenue (in millions)	53.0	52.9
Operating expenses (in millions) (2)	29.0	28.2
Operating margin	45%	47%
Average monthly rent	2,727	2,716
VI. General and Administrative expenses as a percent of Total Revenues under Management
Third Quarter (3)	5.3%	4.4%
First Nine Months (3)	5.1%	5.3%
VII. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Total fixed rate debt	174,920	183,212
Weighted average interest rate	6.0%	6.1%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)	Excludes management fees, insurance and property taxes.

(3)	Excludes acquisition costs incurred for the Midwest and Signature transactions.
CAPITAL/Page 10

CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Adjusted EBITDAR
Net income from operations	$3,760	$4,219	$12,540	$12,264
Depreciation and amortization expense	3,536	3,334	10,487	9,862
Stock-based compensation expense	226	282	783	902
Facility lease expense	8,910	6,502	23,217	19,441
Provision for bad debts	8	—	139	257
Casualty losses	—	—	161	—
Transaction costs	223	—	369	—

Adjusted EBITDAR	$16,663	$14,337	$47,696	$42,726

Adjusted EBITDAR Margin
Adjusted EBITDAR	$16,663	$14,337	$47,696	$42,726
Total revenues	53,600	48,114	152,021	143,294

Adjusted EBITDAR margin	31.1%	29.8%	31.4%	29.8%

Adjusted net income and net income per share
Net income	$481	$750	$2,664	$1,999
Casualty losses, net of tax	—	—	101	—
Transaction costs, net of tax	140	—	232	—
Gain on settlement of debt, net of tax	—	—	(431)	—
Resident lease amortization, net of tax	88	—	88	—

Adjusted net income	$709	$750	$2,654	$1,999

Adjusted net income per share	$0.03	$0.03	$0.10	$0.08

Diluted shares outstanding	26,703	26,351	26,671	26,339

Adjusted CFFO and Adjusted CFFO per share
Net cash provided by operating activities	$2,724	$5,096	$13,483	$16,472
Changes in operating assets and liabilities	3,358	(1,268)	1,916	(4,022)
Recurring capital expenditures	(601)	(505)	(1,667)	(1,515)

CFFO	$5,481	$3,323	$13,732	$10,935
Casualty losses, net of tax	—	—	101	—
Transaction costs, net of tax	140	—	232	—

Adjusted CFFO	$5,621	$3,323	$14,065	$10,935

Adjusted CFFO per share	$0.21	$0.13	$0.53	$0.42

****
CAPITAL/Page 11